AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2000
                                                      Registration No. 333-43126
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          Mobile Design Concepts, Inc.
        (Exact name of small business issuer as specified in its charter)

                  --------------------------------------------


           NEVADA                      1531                     87-0650219
     (State or other             (Primary Standard          (I.R.S. Employer
     jurisdiction of                 Industrial              Identification
     incorporation or            Classification                  Number)
       organization)               Code Number)


               6500 S. 400 W., Suite C, Salt Lake City, Utah 84107
                                 (801) 266-2420


   (Address and telephone number of Registrant's principal executive offices)

                                  Same as Above
                   (Address of principal place of business or
                     intended principal place of business)


                               Steven N. Bednarik
               6500 S. 400 W., Suite C, Salt Lake City, Utah 84107
                                 (801) 266-2420


            (Name, address and telephone number of agent for service)

                                   copies to:
                             Mark N. Schneider, Esq.
                  Mark N. Schneider, A Professional Corporation
                          265 East 100 South, Suite 250

                           Salt Lake City, Utah 84111

                        Telephone: (801) 359-1984, ext. 7
                               Fax: (801) 359-1988

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                        CALCULATION OF REGISTRATION FEE
---------------------------- -------------------------- -------------------------- -------------------------- ---------------------
       Title of each                  Dollar                    Proposed                   Proposed
         class of                     amount                     maximum                    maximum                   Amount of
     securities to be                  to be                 offering price                aggregate                registration
        registered                  registered                 per unit(1)             offering price(1)                 fee
---------------------------- -------------------------- -------------------------- -------------------------- ---------------------
Common Stock                         $125,000                     $0.25                    $125,000                    $33.00
---------------------------- -------------------------- -------------------------- -------------------------- ---------------------

 (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject To Completion, Dated November 27, 2000

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                                 500,000 Shares

                          Mobile Design Concepts, Inc.

                                  Common Stock
                                $ 0.25 Per Share

--------------------------------------------------------------------------------


This is an initial public offering of shares of common stock of Mobile Design Concepts, Inc. We are offering up to 500,000 shares of our common stock in this offering. We are offering the stock directly with no requirement that any minimum number of shares be sold. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds we receive from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business. No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering.

An investment in our stock is extremely speculative and involves several significant risks. You are cautioned not to invest unless you can afford the loss of your entire investment. We urge you to read the "Risk Factors" section of this prospectus beginning on page 3 and the rest of this prospectus before making an investment decision.


                                                          Per Share      Total
                                                          ---------      -----
       Public offering price...........................   $0.25       $125,000
       Commissions.....................................   $0          $0
       Proceeds to Mobile Design, before expenses......   $0.25       $125,000
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is December [__], 2000.

                                Table of Contents

                                                                         Page


Prospectus Summary........................................................2
Risk Factors..............................................................3
Forward-Looking Statements................................................3
Market for Common Stock and Dividend Policy...............................4
Use of Proceeds...........................................................5
Dilution..................................................................5
Plan of Operation.........................................................6
Business..................................................................7
Management ...............................................................9
Executive Compensation....................................................10
Certain Relationships and Related Transactions............................10
Principal Stockholders....................................................11
Description of Capital Stock..............................................11
Plan of Distribution......................................................12
Where You Can Find Additional Information.................................13
Legal Matters.............................................................13
Experts...................................................................13
Financial Statements......................................................F-1



                               Prospectus Summary


                          Mobile Design Concepts, Inc.


We are a start-up company that plans to design and manufacture mobile kiosks for use primarily as drive-through coffee and espresso units. Our kiosks are simple structures approximately 120 square feet in size with one door, a drive-through window, stucco exterior, and a pitched roof. Our kiosks will be self-contained and will be movable from one location to another. Our kiosks will contain all necessary plumbing and electrical equipment and will have external hook-ups for connection to water and electrical sources at the site. We have completed the design of our prototype kiosk and plan to complete its construction by December 15, 2000. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, juice, and other beverages.



                                   Our Address

Our offices are located at 6500 South 400 West, Suite C, Salt Lake City, Utah 84107, and our telephone number is (801) 266-2420.



                                  The Offering


Common stock outstanding before offering .....................  4,500,000 shares


Common stock offered .........................................    500,000 shares

Common stock to be outstanding after the offering.............  5,000,000 shares

                                  Risk Factors

An investment in our common stock is extremely speculative and involves significant risks. You are cautioned not to purchase our stock unless you can afford to lose your entire investment. You should carefully consider the following risk factors before you decide to buy our common stock. You should also carefully read and consider all the information we have included in this prospectus before you decide to buy our common stock.


You may be unable to effectively evaluate our company for investment purposes because we have not begun operations and our business model is unproven.

            We were only recently incorporated in March 2000, have not commenced our planned operations, and have not produced any earnings. We face all the risks of a new business, and there can be no assurance we will be successful. Our lack of an operating history makes it difficult to evaluate the risks and uncertainties that we face. Our failure to address these risks and uncertainties could cause our business results to suffer and result in the loss of all or part of your investment.


We depend on our president and the loss of his services would have an adverse effect on our business.


         We are dependent on our president and sole employee to operate our company, and the loss of this person would have an adverse impact on our operations until such time as he could be replaced. We do not have an employment agreement with our president, and we do not carry key man life insurance on his life.

Because we arbitrarily established the offering price for the shares, there can be no assurance that the offering price represents the fair market value of the shares.

            We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of approximately $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, that you will be able to sell the shares in the future at a price that is at or above the offering price, or that you will be able to sell the shares at all.

The concentration of ownership in our three current stockholders will limit your ability to influence corporate matters.

            Immediately following this offering, our three current stockholders, including our president, will beneficially own 90% of our outstanding common stock. These stockholders will able to determine the outcome of actions taken by us that require stockholder approval. For example, these stockholders could elect all of our directors and control the policies and practices of the company.


                           Forward-Looking Statements


This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. Any forward-looking statements, including those regarding our or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results or events and involve risks and uncertainties, such as those discussed below.

The forward-looking statements are based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed above. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. Any forward-looking statements are made only as of the date of this prospectus, and we assume no obligation to update forward-looking statements to reflect subsequent events or circumstances.


                   Market for Common Stock and Dividend Policy


There is no trading market for our common stock, and no assurance can be given that any trading market will develop in the future. We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, that you will be able to sell the shares in the future at a price that is at or above the offering price, or that you will be able to sell the shares at all.

As of the date of this prospectus, we have three stockholders of record. We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.

                                 Use Of Proceeds


We estimate that the net proceeds from the sale of all 500,000 shares of common stock in this offering will be approximately $110,000 after deducting estimated offering expenses of $15,000. For purposes of illustration only, if only 250,000 shares are sold in this offering, our net proceeds will be approximately $47,500. There can be no assurance that all or any of the offered shares will be sold.

We have a one-year commercial line of credit from our bank, which allows us to borrow up to $20,606 at an interest rate of prime plus 2%, which is currently 11.5%. In addition, we paid a loan origination fee of $606 to establish the line of credit. To date we have drawn $5,606 against the letter of credit for use in the construction of our prototype and plan to use a portion of the offering proceeds to repay this loan.

The following table illustrates our planned use of the offering proceeds assuming all offered shares are sold and assuming only one-half the offered shares are sold. If we sell less than all offered shares, we plan to complete the construction of our prototype kiosk, engage in limited marketing activities and construct up to three additional kiosks as our funds permit while retaining adequate cash reserves to cover our estimated costs of operation for at least twelve months.

                                    Assuming 500,000 Shares Sold        Assuming 250,000 Shares Sold
                                    ----------------------------        ----------------------------
Proposed Use of Proceeds             Amount          % of Total          Amount         % of Total
------------------------            --------         ----------        ---------        ----------
Offering expenses                   $  15,000           12.0%           $ 15,000          24.0%

Pay off bank line of credit             5,000            4.0%              5,000           8.0%

Construct prototype                    20,000           16.0%             20,000          32.0%

Construct other kiosks at              60,000           48.0%                  0              -
  estimated cost of $20,000 each

General and administrative             15,000           12.0%             15,000          24.0%
  expenses for 12 months

Marketing expenses                      5,000            4.0%              5,000           8.0%

Reserve for unforeseen expenses         5,000            4.0%              2,500           4.0%
                                  -----------         -------        -----------        -------
Total                                $125,000          100.0%          $  62,500         100.0%


Until such time as the net offering proceeds are spent in the manner described above, they will be invested in short-term investment grade, interest-bearing securities or guaranteed obligations of the U.S. government.

                                    Dilution


Our net tangible book value on September 30, 2000 was $3,100 or approximately $0.001 per share. "Net tangible book value" is our total assets minus the sum of our liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding before the offering.

After giving effect to the sale of all 500,000 shares in this offering at an offering price of $0.25 per share and the receipt of net proceeds in the assumed amount of $110,000, our pro forma net tangible book value on September 30, 2000 would have been $113,100, or $0.023 per share.

The following table illustrates the pro forma increase in net tangible book value of $0.022 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors, assuming all offered shares are sold in the offering:

     Public offering price per share.......................              $0.25

     Net tangible book value per share as of September
       30, 2000............................................    $0.001

     Increase in net tangible book value per share
       attributable to the offering........................    $0.022
                                                             ----------
     Pro forma net tangible book value per share as of
       September 30, 2000 after giving effect to the
       offering............................................             $0.023
                                                                      ----------
     Dilution per share to new investors in the offering...             $0.227
                                                                      ==========

The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased, the total consideration paid, and the average price paid per share assuming all offered shares are sold in the offering.

                                   Shares Purchased                     Total Consideration
                       ------------------------------------   ------------------------------------
                                                                                                      Average Price
                              Number             Percent             Amount             Percent         Per Share
                       ----------------------   -----------   ----------------------  ------------  ------------------
Existing stockholders       4,500,000              90%            $  9,000                6.7%          $0.002
New investors........         500,000              10%            $125,000               93.3%          $0.250
                       ----------------------   -----------   ----------------------  ------------  ------------------
     Total...........       5,000,000             100%            $134,000              100.0%          $0.027
                       ======================   ===========   ======================  ============  ==================



                                Plan of Operation


You should read the following discussion in conjunction with our financial statements, which are included elsewhere in this prospectus. The following information contains forward-looking statements.

Our plan of operation is to use our existing capital together with the proceeds from this offering to complete construction of our prototype kiosk and to construct up to three additional kiosks for sale or lease to third parties. As of September 30, 2000, we had net cash on hand of $5,481 and current liabilities of $2,381. In addition, we have established a one-year $20,606 revolving line of credit with our bank that bears interest at the rate of prime plus 2%, for a current rate of 11.5%. To date we have drawn $5,606 against the line of credit in connection with the construction of our prototype kiosk. We plan to repay all amounts advanced to us under the line of credit with the proceeds from this offering.

We estimate our general and administrative expenses during the next twelve months to be approximately $15,000, including rent, office, legal, and accounting expenses. We estimate the cost of constructing our prototype kiosk at $20,000 to $25,000, and the cost of constructing additional kiosks to be somewhat lower as the construction process becomes more uniform and design problems have been resolved. If all shares in this offering are sold, we will proceed with the construction plan outlined above, subject to indications of interest from prospective operators. We anticipate that our prototype will be completed by December 15, 2000 and that additional kiosks will be completed sequentially based on demand with a total construction time of approximately 45 days. If less than all offered shares are sold, we will reduce our construction budget as appropriate and may attempt to finance the construction of additional kiosks using a purchase contract or lease with the potential operator as security for a loan.

We plan to generate revenue from the lease and sale of our kiosks to third parties. We plan to initially lease our kiosks for a monthly rental of from $12,000 to $15,000 per year under a lease with a term of three years that may be renewed on an annual basis after the initial three-year term. We believe that an operator at a good location will continue to rent the kiosk for its useful life, which we estimate at ten to fifteen years. We also plan to sell kiosks at prices ranging from $40,000 to $65,000, depending on the design features and equipment included in the particular unit. Our proposed lease rates and sales prices will be subject to adjustment based on demand, changes in our cost structure and competitive conditions prevailing in our industry.

We anticipate that the proceeds from the sale of the offering together with our current assets and bank line of credit will be sufficient to permit us to implement our business plan and conduct our operations for a period of at least twelve months.


                                    Business

General

Our company was recently incorporated under the laws of Nevada on March 10, 2000. In connection with our organization, we sold 4,500,000 shares of our common stock to three persons, including our president, for $9,000 in cash.


We are a start-up company that plans to design and manufacture mobile kiosks for use as drive-through beverage units. Our kiosks will be simple, prefabricated structures designed to be moved from location to location. We have completed the design of our initial prototype kiosk and plan to complete its construction by December 15, 2000. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, espresso, juice, or other beverages.


Our Mobile Beverage Kiosks

Our kiosks have been designed as simple structures approximately 120 square feet in size with the following general characteristics and specifications.

o Stucco exterior walls for low maintenance and durability. The stucco will be available in a variety of colors with each operator selecting the color for its kiosk.

o Steep pitch, standing seam metal roof available in a variety of colors to coordinate with the color of the stucco exterior. The color coating will be a powder coat with a baked enamel finish carrying a 25-year manufacturer's warranty. Rain gutters will run along the edge of the entire roofline.

o Gable awnings with color graphics on each side of the kiosk, with awning lights mounted underneath to illuminate the graphics after sunset.

o Interior walls will be insulated and easily washable high-gloss FRP panels from floor to ceiling. The floor will be of a durable industrial composite vinyl with matching baseboards for ease in sweeping and cleaning.


o One insulated steel door and one or two sliding drive-through windows with double pane glass. Windows will be located on all sides of the kiosk to maximize natural lighting to the interior and enable customers to watch the preparation of their beverages.

o    Stainless steel serving shelves for each drive-through window


o Illuminated billboard menus for each drive-through window allowing customers to select their beverages before arriving at the window and allowing the operator to maximize the flow of traffic.


o One wall-mounted air conditioning and heating unit near the door of each kiosk. Each kiosk will contain floor, wall, and ceiling insulation designed to provide a stable interior temperature.


o Three-compartment stainless steel sink with faucets and smaller stainless steel hand-washing sink.

o One built-in stainless steel zero-clearance forced-air refrigerator, with an option of adding a second refrigerator.


o One 25-gallon hot water heater. Supply water will be stored in a 32-gallon fresh water polyethylene tank, and wastewater will be held in a 38-gallon gray water polyethylene tank pending disposal.


o Fully automatic water pump and filtration systems, with enclosed insulated water pipes.


o 110/220 volt, 200-amp electric service with GFI protected outlets and dedicated circuits for power to the computer and cash register. The units will also be wired for telephone service with two jack outlets and will include wiring for an optional security system.

o Interior storage will include lockable under counter storage cabinets and built in modular shelving systems that can be moved and reconfigured for easy cleaning and variable size supply placement. The kiosks will also be supplied with overhead shelving for immediate access to rapidly moving retail products.

We will also offer to provide all beverage equipment such as espresso machines, coffee brewers and grinders, icemakers, blenders, and storage and service containers in accordance with the operator's specifications. We may purchase some of these items of equipment from Meridian Coffee, an affiliate of our president.


Construction of Kiosks


Each kiosk will be built to specification with the operator's input. We will employ a third party contractor to build and deliver to our office the basic wooden structure. Once on our premises, licensed plumbers and electricians will perform the necessary interior plumbing and electrical work under the supervision of our president. We will also hire independent contractors to perform the finish work, and we will install the necessary fixtures and equipment. We believe that having the structure on-site will enable us to oversee work being performed by third parties, provide us with maximum flexibility in implementing any final changes the operator deems necessary, and provide us with a model for demonstration to potential buyers. We believe there are numerous sources of the raw materials and skilled and unskilled labor required to construct the kiosks and that we will not be dependent on any single supplier or group of suppliers.


Our Relationship with Meridian


We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We believe Meridian may introduce us to certain of its customers who may be interested in expanding their businesses by establishing new or additional drive-through coffee outlets. We believe the addition of new locations will benefit Meridian because it will most likely provide coffee and coffee products for the new locations of its existing customers, and it will benefit us because we will generate revenue from the sale or lease of the kiosks. We may also purchase certain fixtures or equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers. We have not entered into any agreement with Meridian with regard to the introduction of customers or sale of equipment.


Competition


We will be competing with numerous general-purpose carpentry and construction companies who have the capability to construct structures of almost any configuration. However, we are not aware of any direct competitors in our area who construct mobile kiosks specifically for use as drive-through beverage units. There are other companies engaged in the construction of mobile beverage kiosks, such as Mountain Manufacturing in Montana, but we are not aware of any direct competitors in our local market. There can be no assurance that an established manufacturing company with superior financial resources and expertise to those of our company will not enter the market and begin competing with us directly.

Employees and Consultants

We have only one employee, our president, and we are dependent on his continued service to implement our business plan. The loss of our president would have a material adverse impact on our business, and there is no assurance that we could locate a qualified replacement. We have not entered into an employment agreement with our president, and we do not carry "key man" life insurance on the life of our president.

Offices and Facilities


Our offices are located at 6500 S. 400 W, Suite C, Salt Lake City, Utah 84107, in space we share with Meridian Coffee Company, an affiliate of our president. The space consists of 1,000 square feet of space, of which approximately 500 square feet are office space and 500 square feet are warehouse and storage space. From the formation of our company until July 31, 2000, we used this space free of charge. Commencing November 1, 2000, we began subletting an undivided share of the office space from Meridian under an oral agreement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges and similar items.


Legal Proceedings

We are not a party to any material legal proceedings, and to our knowledge, no such legal proceedings have been threatened against us.

                                   Management


As indicated in the following table, Nikk Bednarik (full name Steven N. Bednarik), holds the offices of president, secretary and treasurer and is the only member of our board of directors. The term of office for each officer position is for one year or until his or her successor is duly elected and qualified by the board of directors. The term of office for a director is for one year or until his or her successor is duly elected and qualified by the stockholders.


                             Term
                              Of
     Name            Age    Office              Positions Held
     ----            ---    ------              --------------
 Nikk Bednarik       31     2001    President, Secretary, Treasurer and Director
------------------------

Certain biographical information with respect to Mr. Bednarik is set forth below.


Nikk Bednarik, age 31, has been a director and a vice president of Meridian Coffee Company since he co-founded the company in 1992. Meridian Coffee is a coffee wholesaler that provides an assortment of roasted coffees and coffee beans, tea and other beverage products to retail coffee outlets and other businesses and organizations in the Salt Lake City Metropolitan Area. Mr. Bednarik's full name is Steven N. Bednarik.

                             Executive Compensation

Historical Compensation


We have not paid any compensation to Mr. Bednarik, our sole officer, director, and employee, since the date of our incorporation in March 2000. We have not granted Mr. Bednarik any stock options, stock awards, or other forms of equity compensation. We do not provide Mr. Bednarik with medical insurance or other similar employee benefits.


Future Compensation

We will not compensate Mr. Bednarik for his efforts in designing and constructing our prototype mobile beverage kiosk. However, we will compensate him for his efforts in constructing future kiosks as follows: (i) we will pay him for actual work performed by him in connection with the kiosk construction at rates comparable to those we would pay an unrelated third party performing the same services for us; and (ii) we will pay him a commission equal to ten percent (10%) of the sales price of any kiosks we sell and 10% of the effective sales price of any kiosks we lease, with commissions on leased kiosks being paid over the term of the particular lease. We will also reimburse Mr. Bednarik for reasonable costs and expenses incurred by him in connection with our business. We may pay additional compensation to Mr. Bednarik in the future if justified based on the growth of our business and the time Mr. Bednarik is required to devote to our business.

We have not entered into an employment agreement with Mr. Bednarik.

                 Certain Relationships and Related Transactions

Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

Sale of Stock at Organization


In April, 2000, in connection with our organization, we sold 4,500,000 shares of common stock to three people, including our president, for $9,000 in cash.


Shared Office Space with Meridian Coffee


Our offices are located in space we share with Meridian Coffee Company, an affiliate of our president. Commencing November 1, 2000, we agreed to sublet an undivided share of the office space from Meridian under an oral agreement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges, and similar items.


Relationship with Meridian


We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We may purchase espresso and coffee related equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers. We have not entered into any agreement with Meridian with respect to the sale of equipment.


Indemnification


Our articles of incorporation provide that our directors shall have no personal liability to our company or our stockholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition, Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and
Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.


                             Principal Stockholders

The following table sets forth as of the date of this prospectus the name, address, and stock holdings of each person who owns of record, or was known by us to own beneficially, 5% or more of our outstanding common stock, and the stock holdings of Nikk Bednarik, our sole director and officer.

-----------------------------------------------------------------------------------------------
                                                                             Percentage of
   Title of Class            Beneficial Owner (1)              Amount          Ownership
-----------------------------------------------------------------------------------------------

Principal Stockholders


   Common Stock             Steven K. Bednarik(2)                750,000          16.7%
                            215 South State Street, #750
                            Salt Lake City, UT 84111

   Common Stock             Lynn Dixon                         1,250,000          27.8%
                            311 S. State Street
                            Salt Lake City, UT 84111

Officers and Directors

  Common Stock              Nikk Bednarik(2)                   2,500,000          55.6%

  Common Stock              All Executive Officers
                             and Directors as a
                             Group (1 person)               -------------
                                                               2,500,000          55.6%
                                                            -------------
---------------------


(1) Except as otherwise noted, all shares are owned beneficially and of record, and the record stockholder has sole voting, investment, and dispositive power over the shares owned by him.

(2) Steven K. Bednarik is the father of Nikk Bednarik (full name Steven N. Bednarik).



                          Description of Capital Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. The following summary description is qualified by reference to the detailed provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement in which this prospectus is included.

Common Stock


As of the date of this prospectus, we have 4,500,000 shares of common stock issued and outstanding, which are held by three stockholders. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings.


Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.


The holders of our common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid any dividends in the past and do not anticipate that we will pay dividends in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.


The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders, including persons purchasing common stock in this offering.

Preferred Stock


Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any.


Future Sales of Securities


 We previously issued 4,500,000 shares of our stock to three people in connection with our organization in March 2000. None of such shares has been registered under the Securities Act of 1933, however, once those shares have been held for in excess of one year, they may be available for resale from time to time by means of ordinary brokerage transactions in the open market pursuant to Rule 144 under the Securities Act of 1933, subject to the requirements and limitations imposed by Rule 144. The possibility of such resales under Rule 144 may have a depressive effect on the market price for our stock in any market that may develop in the future.


                              Plan of Distribution


We are offering up to 500,000 shares of our common stock in this offering. We are offering the stock directly without any requirement that a minimum number of shares be sold. The stock will be offered and sold by our president who will mail copies of this prospectus to potential investors and respond by telephone or in person to questions raised by potential investors. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds received from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business in the manner described in "Use of Proceeds." No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering.

There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future.


                    Where You Can Find Additional Information


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not include all of the information contained in the registration statement and the accompanying exhibits and schedules. For further information about our common stock and us, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be obtained at prescribed rates or inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

Commencing with the date of this prospectus, we will file periodic reports with the Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, including reports on Forms 10-QSB, 10-KSB and 8-K. These reports may be examined and copies of them may be obtained at the public reference facilities of the Securities and Exchange Commission at the locations described above. These reports may also be accessed from the Commission's Web site at http://www.sec.gov. Copies of the periodic reports we file with the Commission will be provided to our stockholders without charge upon request to: Nikk Bednarik, President, Mobile Design Concepts, Inc., 6500 S. 400 W., Suite C, Salt Lake City, Utah 84107.


                                  Legal Matters


Certain legal matters with regard to the validity under the Nevada Revised Statutes of the common stock to be sold in this offering have been passed upon for us by Mark N. Schneider, a Professional Corporation.


                                     Experts


The financial statements as of April 30, 2000 included in this prospectus have been audited by Pritchett, Siler & Hardy, independent certified public accountants, to the extent and for the periods set forth in their report included in this prospectus, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                                    CONTENTS

                                                                          PAGE

Audited Financial Statements


          --   Independent Auditors' Report                               F-2

          --   Balance Sheet, April 30, 2000                              F-3

          --   Statement of Operations, for the period from
               inception on March 10, 2000 through April 30, 2000         F-4

          --   Statement of Stockholders' Equity, from
               inception on March 10, 2000 through April 30, 2000         F-5

          --   Statement of Cash Flows, for the period from
               inception March 10, 2000 through April 30, 2000            F-6

          --   Notes to Financial Statements                            F-7/9

Unaudited Financial Statements

          --   Unaudited Balance Sheet, September 30, 2000               F-10

          --   Unaudited Statement of Operations, for the
               period from inception on March 10, 2000
               through September 30, 2000                                F-11

          --   Unaudited Statement of Stockholders' Equity,
               from inception on March 10, 2000 through
               September 30, 2000                                        F-12

          --   Unaudited Statement of Cash Flows, for the
               period from inception March 10, 2000 through
               September 30, 2000                                        F-13

          --   Notes to Unaudited Financial Statements                F-14/16

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
MOBILE DESIGN CONCEPTS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Mobile Design Concepts, Inc. [a development stage company] at April 30, 2000 and the related statement of operations, stockholders' equity and cash flows for the period from inception on March 10, 2000 through April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Mobile Design Concepts, Inc. [a development stage company] as of April 30, 2000 and the results of its operations and its cash flows for the period from inception on March 10, 2000 through April 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Mobile Design Concepts, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, Mobile Design Concepts, Inc. was only recently formed and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.
May 30, 2000
Salt Lake City, Utah

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET

                                     ASSETS

                                                                                                         April 30,
                                                                                                            2000
                                                                                                 ------------------
CURRENT ASSETS:
     Cash in bank                                                                                $            8,468
                                                                                                 ------------------
               Total Current Assets                                                                           8,468
                                                                                                 ------------------
                                                                                                 $            8,468
                                                                                                 ------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable - related party                                                            $               45
                                                                                                 ------------------
               Total Current Liabilities                                                                         45
                                                                                                 ------------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       4,500,000 shares issued and
       outstanding                                                                                            4,500
     Capital in excess of par value                                                                           4,500
     Deficit accumulated during the
       development stage                                                                                       (577)
                                                                                                 ------------------
               Total Stockholders' Equity                                                                     8,423
                                                                                                 ------------------
                                                                                                 $            8,468
                                                                                                 ------------------

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                             STATEMENT OF OPERATIONS

                                                                                                     From Inception
                                                                                                       on March 10,
                                                                                                       2000 Through
                                                                                                          April 30,
                                                                                                            2000
                                                                                                     --------------
REVENUE                                                                                              $            -

EXPENSES:
     General and Administrative                                                                                 577
                                                                                                     --------------
LOSS BEFORE INCOME TAXES                                                                                       (577)

CURRENT TAX EXPENSE                                                                                               -

DEFERRED TAX EXPENSE                                                                                              -
                                                                                                     --------------

NET LOSS                                                                                             $         (577)
                                                                                                     ==============

LOSS PER COMMON SHARE                                                                                $         (.00)
                                                                                                     ==============


    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY
                  FROM THE DATE OF INCEPTION ON MARCH 10, 2000
                             THROUGH APRIL 30, 2000

                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock           Capital in    During the
                                     ------------------------     ------------------------     Excess of    Development
                                      Shares        Amount          Shares        Amount       Par Value       Stage
                                     ----------    ----------     ----------    ----------     ----------    ----------
BALANCE, March 10,
  2000                                        -  $          -              -  $          -   $          -  $          -

Issuance of 4,500,000
  shares common stock for
  cash at $.002 per share,
  April 4, 2000                               -             -      4,500,000         4,500          4,500             -

Net loss for the period ended
  April 30, 2000                              -             -              -             -              -          (577)
                                    -----------  ------------   ------------  ------------   ------------  ------------
BALANCE, April 30,
  2000                                        -  $          -      4,500,000  $      4,500   $      4,500  $       (577)
                                    ===========  ============   ============  ============   ============  ============

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS
                              NET INCREASE IN CASH

                                                                                                    From Inception
                                                                                                     on March 10,
                                                                                                     2000 Through
                                                                                                        April 30,
                                                                                                          2000
                                                                                                     --------------
Cash Flows Provided by Operating Activities:
   Net loss                                                                                          $         (577)
     Adjustments to reconcile net loss to
       net cash used by operating activities:
        Changes in assets and liabilities:
          Increase in accounts payable                                                                           45
                                                                                                     --------------
          Net Cash Provided by Operating Activities                                                            (532)
                                                                                                     --------------
Cash Flows Provided by Investing Activities                                                                       -
                                                                                                     --------------
     Net Cash Provided by Investing Activities                                                                    -
                                                                                                     --------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                                                        9,000
                                                                                                     --------------

   Net Cash Provided by Financing Activities                                                                  9,000
                                                                                                     --------------
Net Increase in Cash                                                                                          8,468

Cash at Beginning of Period                                                                                       -
                                                                                                     --------------
Cash at End of Period                                                                                $        8,468
                                                                                                     --------------

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                                                        $            -
     Income taxes                                                                                    $            -

Supplemental Schedule of Noncash Investing and Financing Activities:
     For the period ended April 30, 2000:
         None

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Mobile Design Concepts, Inc. (the Company) was organized under the laws of the State of Nevada on March 10, 2000. The Company plans to design and manufacture mobile kiosks and other structures. The Company has not yet commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $545 and were expensed during the period ended April 30, 2000.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities...", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at April 30, 2000.

     Common Stock - During April of 2000, in connection with its organization, the Company issued 4,500,000 shares of its previously authorized, but unissued common stock for cash. The shares were issued for $9,000 (or $.002 per share).

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at April 30, 2000 an operating loss carryforwards of approximately $500 which may be applied against future taxable income and which expires in various years through 2020.

     The amount of an ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $190 as of April 30, 2000, with an offsetting valuation allowance at April 30, 2000 of the same amount. The change in the valuation allowance for the period ended April 30, 2000 is approximately $190.

NOTE 4 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of April 30, 2000, the Company has not paid any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                               From Inception
                                                                on March 10,
                                                                2000 Through
                                                                  April 30,
                                                                    2000
                                                                ----------
         Loss from continuing operations
         available to common shareholders
         (numerator)                                          $         (577)
                                                              ==============
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                             2,416,667
                                                              ==============

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET
                                   [Unaudited]

                                     ASSETS

                                                                                                    September 30,
                                                                                                        2000
                                                                                                 ------------------
CURRENT ASSETS:
     Cash in bank                                                                                $            5,481
                                                                                                 ------------------
               Total Current Assets                                                                           5,481
                                                                                                 ------------------
                                                                                                 $            5,481
                                                                                                 ------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable - related party                                                            $               45
     Accounts payable - trade                                                                                 1,730
     Line of credit                                                                                             606
                                                                                                 ------------------
               Total Current Liabilities                                                                      2,381
                                                                                                 ------------------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       50,000,000 shares authorized,
       4,500,000 shares issued and
       outstanding                                                                                            4,500
     Capital in excess of par value                                                                           4,500
     Deficit accumulated during the
       development stage                                                                                     (5,900)
                                                                                                 ------------------
               Total Stockholders' Equity                                                                     3,100
                                                                                                 ------------------
                                                                                                 $            5,481
                                                                                                 ------------------

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                                   [Unaudited]

                             STATEMENT OF OPERATIONS

                                                                                                     From Inception
                                                                                                      on March 10,
                                                                                                      2000 Through
                                                                                                      September 30,
                                                                                                          2000
                                                                                                     --------------

REVENUE                                                                                              $            -

EXPENSES:
     General and Administrative                                                                               5,900
                                                                                                     --------------
LOSS BEFORE INCOME TAXES                                                                                     (5,900)

CURRENT TAX EXPENSE                                                                                               -

DEFERRED TAX EXPENSE                                                                                              -
                                                                                                     --------------

NET LOSS                                                                                             $       (5,900)
                                                                                                     ==============

LOSS PER COMMON SHARE                                                                                $         (.00)
                                                                                                     ==============

    The accompanying notes are an integral part of this financial statement.

                                    MOBILE DESIGN CONCEPTS, INC.
                                    [A Development Stage Company]

                                  STATEMENT OF STOCKHOLDERS' EQUITY
                            FROM THE DATE OF INCEPTION ON MARCH 10, 2000
                                     THROUGH SEPTEMBER 30, 2000
                                             [Unaudited]

                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock              Common Stock           Capital in    During the
                                     ------------------------     ------------------------     Excess of    Development
                                      Shares        Amount         Shares        Amount        Par Value       Stage
                                     ----------    ----------     ----------    ----------     ----------    ----------
BALANCE, March 10,
  2000                                        -  $          -              -  $          -   $          -  $          -

Issuance of 4,500,000
  shares common stock for
  cash at $.002 per share,
  April 4, 2000                               -             -      4,500,000         4,500          4,500             -

Net loss for the period ended
  September 30, 2000                          -             -              -             -              -        (5,900)
                                     ----------  ------------    -----------  ------------   ------------  ------------
BALANCE, September 30,
  2000                                        -  $          -      4,500,000  $      4,500   $      4,500  $     (5,900)
                                     ==========  ============    ===========  ============   ============  ============

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS
                                   [Unaudited]

                                                                                                     From Inception
                                                                                                      on March 10,
                                                                                                      2000 Through
                                                                                                      September 30,
                                                                                                          2000
                                                                                                     --------------
Cash Flows From Operating Activities:
   Net loss                                                                                          $       (5,900)
     Adjustments to reconcile net loss to
       net cash used by operating activities:
        Changes in assets and liabilities:
          Increase in accounts payable - related party                                                           45
          Increase in accounts payable - trade                                                                1,730
                                                                                                     --------------
        Net Cash (Used) by Operating Activities                                                              (4,125)
                                                                                                     --------------
Cash Flows From Investing Activities                                                                              -
                                                                                                     --------------
        Net Cash Provided by Investing Activities                                                                 -
                                                                                                     --------------
Cash Flows From Financing Activities:
   Proceeds from issuance of common stock                                                                     9,000
   Increase in line of credit                                                                                   606
                                                                                                     --------------

        Net Cash Provided by Financing Activities                                                             9,606
                                                                                                     --------------
Net Increase in Cash                                                                                          5,481

Cash at Beginning of Period                                                                                       -
                                                                                                     --------------
Cash at End of Period                                                                                $        5,481
                                                                                                     --------------

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                                                        $            -
     Income taxes                                                                                    $            -

Supplemental Schedule of Noncash Investing and Financing Activities:
     For the period ended September 30, 2000:
         None

    The accompanying notes are an integral part of this financial statement.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Mobile Design Concepts, Inc. (the Company) was organized under the laws of the State of Nevada on March 10, 2000. The Company plans to design and manufacture mobile kiosks and other structures. The Company has not yet commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company's fiscal year-end is December 31.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $545 and were expensed during the period ended April 30, 2000.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - LINE OF CREDIT

     The Company has entered into a line of credit arrangement with a bank. The line provides for borrowings up to $20,606 with a variable interest rate that is 2% above the bank's prime rate. The initial rate is 11.5% per annum. The line of credit matures on August 1, 2000. At September 30, 2000 the outstanding balance on the line of credit was $606.

NOTE 3 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2000.

     Common Stock - During April of 2000, in connection with its organization, the Company issued 4,500,000 shares of its previously authorized, but unissued common stock for cash. The shares were issued for $9,000 (or $.002 per share).

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at September 30, 2000 an operating loss carryforwards of approximately $5,900 which may be applied against future taxable income and which expires in various years through 2020.

     The amount of an ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $2,000 as of September 30, 2000, with an offsetting valuation allowance at September 30, 2000 of the same amount. The change in the valuation allowance for the period ended September 30, 2000 is approximately $2,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

     Management Compensation - As of September 30, 2000, the Company has not paid any compensation to any officer or director of the Company.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                          MOBILE DESIGN CONCEPTS, INC.
                          [A Development Stage Company]

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 7 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                         From Inception
                                                          on March 10,
                                                          2000 Through
                                                          September 30,
                                                              2000
                                                        --------------
         Loss from continuing operations
         available to common shareholders
         (numerator)                                    $       (5,900)
                                                        ==============
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                       3,979,167
                                                        ==============

     Fully diluted earnings per share was not present at September 30, 2000 as the Company has no common stock equivalents.

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


             500,000 Shares

      Mobile Design Concepts, Inc.

                                  Common Stock

Until  [90 days  after  the date of this
prospectus],  all  dealers  that  effect
transactions   in   these    securities,
whether  or not  participating  in  this
offering,  may be  required to deliver a
prospectus.  This is in  addition to the
dealers'   obligation   to   deliver   a
prospectus  when acting as  underwriters
and  with   respect   to  their   unsold
allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

           Nature of Expense                                         Amount
           -----------------                                         ------
SEC registration fees.....................................      $         33
Transfer agent's and registrar's fees and expenses........              1000
Accounting fees and expenses..............................             2,500
Legal fees and expenses...................................            10,000
Printing and engraving expenses...........................               500
Blue sky fees and expenses................................               500
Miscellaneous.............................................               467
         Total............................................      $     15,000
                                                                ============


Item 14.  Indemnification of Directors and Officers


Our articles of incorporation provide that our directors shall have no personal liability to our company or our stockholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition, Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and
Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.


Item 15.  Recent Sales of Unregistered Securities

Since its incorporation on March 10, 2000, the Registrant has issued and sold the following unregistered securities:

         In connection with its organization in April, 2000, the registrant sold 4,500,000 shares of common stock to three investors, including its president, for $9,000 in cash. The foregoing issuances and sales of common stock were effected in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The registrant did not employ any general solicitation or advertising in connection with the transactions, each of the purchasers signed a customary investment representation letter, and the certificates for the shares were stamped with a customary restricted stock legend.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

                  SEC
  Exhibit      Reference
  Number        Number                             Title of Document                               Location
------------ -------------- ----------------------------------------------------------------  -------------------

Item 3.                     Articles of Incorporation and Bylaws
--------------------------------------------------------------------------------------------
3.01               3        Articles of  Incorporation                                         Filed Previously
3.02               3        Bylaws                                                             Filed Previously

Item 4.                     Instruments Defining the Rights of Security Holders
--------------------------------------------------------------------------------------------
4.01               4        Specimen Stock Certificate                                         Filed Previously

Item 5.                     Opinion re: Legality
--------------------------------------------------------------------------------------------
  5.01             5        Opinion and Consent of Mark N. Schneider, A Professional           Filed Previously
                              Corporation

Item 23                     Consents of Experts and Counsel
--------------------------------------------------------------------------------------------
23.1              23        Consent of Pritchett, Siler & Hardy, P.C.,                         This Filing
                             Independent accountants

23.2              23        Consent of Mark N. Schneider, A Professional Corporation           Filed Previously

Item 27                     Financial Data Schedule
--------------------------------------------------------------------------------------------
27.1              27        Financial Data Schedule                                            This Filing

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this pre-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 27, 2000.


                                          Mobile Design Concepts, Inc.




                                          By: /s/ Steven N. Bednarik
                                              --------------------------
                                              Steven N. Bednarik
                                              President (Principal Executive,
                                              Accounting and Financial Officer)


In accordance with the requirements of the Securities Act of 1933, this pre-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Name                        Title                         Date
        ----                        -----                         ----


/s/ Steven N. Bednarik             Director                 November 27, 2000
-----------------------
Steven N. Bednarik



                                      II-2